SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 5, 2003

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Letter from Kent B. Foster, Chairman of the Board and Chief Executive Officer, to Ed Corrao of Fidelity Investments dated May 5, 2003, together with the related proposed amendments to the Company’s 2003 Equity Incentive Plan

Item 9. Regulation FD Disclosure.

     On May 5, 2003 the Company issued a letter to Fidelity Investments concerning the Company’s 2003 Equity Incentive Plan (the “Plan”) which is being submitted for approval at the annual shareholders meeting to be held on May 7, 2003. In the letter, Kent B. Foster, Chairman of the Board and Chief Executive Officer of the Company, stated that he will use his best efforts to place on the agenda of the next regularly scheduled meetings of the Company’s Board of Directors and Human Resources Committee to be held in August a proposal to amend the Plan as set forth substantially in the form attached to the letter. The letter, together with the related proposed amendments, are not to be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, or to form a part of Ingram Micro’s public disclosure in the United States or otherwise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ James E. Anderson, Jr.

Name: James E. Anderson, Jr.
Title:	Senior Vice President, Secretary
and General Counsel

Date: May 5, 2003

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